Exhibit 16.1 Letter from Friedman LLP pursuant to Item 304 of Regulation S-K

FRIEDMAN LLP

1700 Broadway

New York, NY 10019

August 10, 2017

U.S. Securities & Exchange Commission

100 F. Street, NE

Washington, D.C. 20549

Re:	Ecosciences, Inc.
File No. 333-168413

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Ecosciences, Inc., a Nevada corporation (“Registrant”), filed with the U.S. Securities and Exchange Commission on date hereof and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01 of the Form 8-K.

Sincerely,

/s/ Friedman LLP